UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2011

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of A123 Systems, Inc. (the “Company”) approved the 2011 compensation for its executive officers, including its named executive officers. For 2011, the named executive officers will receive the base salaries as set forth below, effective as of April 1, 2011.   On April 5, 2011, the Compensation Committee of the Company also approved the 2011 target bonuses for the executive officers of the Company pursuant to its Annual Cash Incentive Bonus Program (“Program”).  The target bonus amount as a percentage of base salary for each of our named executive officers (other than Michael Rubino, our former Chief Financial Officer, who resigned his position with the Company effective January 14, 2011) is set forth below.

		Fiscal 2011 Base
	Salary	Target Bonus (% of base salary)
David P. Vieau	$450,000	100%
Robert J. Johnson	$331,250	60%
Jason M. Forcier	$331,250	60%
Louis M. Golato	$288,750	60%

The Bonus Program for 2011 provides that bonus payouts under the Program will be based 50% on the financial performance of the Company and 50% on each executive's individual performance.  The Company's financial performance targets under the 2011 Program are based on certain revenue targets and adjusted EBITDA.  Individual performance goals are based on the particular area of expertise of the executive and his performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort.  Achievement greater than or equal to the minimum target up to the Program target will fund a bonus that is applied on a straight line from 20% to 100%. Achievement greater than the Program target up to the maximum target will fund a bonus that is applied on a straight line from 101% to 150%.

Item 8.01.  Other Events.

In connection with the Company’s previously announced public offerings of common stock, par value $0.001 per share, and 3.75% Convertible Subordinated Notes due 2016 (the “convertible notes”), the Company issued a press release on April 8, 2011 announcing that, pursuant to the related underwriting agreements between the Company and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters (the “Underwriters”), the Underwriters exercised their options to purchase an additional 2,184,067 shares of common stock and an additional $18.75 million aggregate principal amount of convertible notes.

The press release is furnished pursuant to Item 8.01 as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document Description

99.1	Press Release, dated April 8, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: April 11, 2011	By:	/ S / Eric J. Pyenson
Eric J. Pyenson
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release, dated April 8, 2011.